                                                                   EXHIBIT 10.17

                     FIFTH AMENDMENT TO TERM LOAN AGREEMENT

         THIS FIFTH AMENDMENT TO TERM LOAN AGREEMENT (the "Amendment") is entered into effective as of July 31, 2002, among The Williams Companies, Inc., a Delaware corporation (the "Company"), Williams Gas Pipeline Company, L.L.C., a Delaware limited liability company, and Williams Production Holdings L.L.C., a Delaware limited liability company (collectively, the "Guarantor"), Credit Lyonnais New York Branch, as Administrative Agent (in such capacity, "Administrative Agent"), and certain Lenders (herein so called) named on
Schedule 2.1 (as amended and supplemented from time to time) of the Term Loan Agreement (as hereinafter defined).

                                    RECITALS

         A. The Company, Lenders, Commerzbank AG New York and Cayman Island Branches, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Administrative Agent entered into that certain Term Loan Agreement dated as of April 7, 2000, as modified and amended pursuant to that certain First Amendment to Term Loan Agreement dated as of August 21, 2000, that certain Waiver and Second Amendment to Term Loan Agreement dated as of January 31, 2001, that certain Third Amendment to Term Loan Agreement dated as of February 7, 2002, and that certain Fourth Amendment to Term Loan Agreement dated as of March 11, 2002 (such Term Loan Agreement, as so modified and amended, herein referred to as the "Term Loan Agreement"), which Term Loan Agreement has been further modified by that certain letter agreement dated as of November 6, 2000, and that certain Limited Waiver of Term Loan Agreement dated as of July 20, 2001. Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Term Loan Agreement, and all Section references are to Sections in the Term Loan Agreement.

         B. The Company has requested that the Lenders further modify and amend certain terms and provisions of the Term Loan Agreement.

         C. The Lenders are willing to so modify and amend the Term Loan Agreement, as requested, in accordance with the terms and provisions set forth herein and upon the condition that the Company and the Determining Lenders shall have executed and delivered this Amendment and that the Company shall have fully satisfied the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, Administrative Agent and the Lenders hereby agree, as follows:

Paragraph 1. Consent. The Lenders party hereto consent to (i) the sale by the Company or by any of its Subsidiaries of (1) WPC (the "Central Pipelines Asset Disposition"), (2) MAPL (the "MAPL Asset Disposition"), (3) Seminole (the "Seminole Asset Disposition"), (4) the Refineries (the "Refineries Asset Disposition"), (5) Soda Ash (the "Soda Ash Asset Disposition"), (6) TravelCenters (the "Travel Centers Asset Disposition"), and (7) Bio-Energy (the "Bio-Energy Asset Disposition", together with the Central Pipelines Asset Disposition, MAPL Asset Disposition, Seminole Asset Disposition, Refineries Asset Disposition, Soda Ash Disposition and TravelCenters Asset Disposition, the "TWC Asset Dispositions"), (ii) the LLC Guaranty, the Midstream Guaranty, and the Holdings Guaranty, and (iii) the execution and delivery of and performance by RMT, the Company and RMT LLC and their subsidiaries party thereto of the Barrett Loan Agreement and the transactions related thereto or contemplated thereby.

Paragraph 2. Amendments to Term Loan Agreement. The Term Loan Agreement hereby is amended as follows:

         2.1      Definitions

         (a) Section 1.1 of the Credit Agreement is hereby amended by replacing the following definitions, in their respective entireties, as follows:

                  "Applicable Margin" means the percentage set forth in the table below for the Type of Borrowing which corresponds to the Company's conformity, on any date of determination, with the ratings (or implied ratings) established by both S&P and Moody's applicable to the Company's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt"):

                             Eurodollar         Base Rate
 Index Debt Ratings        Rate Borrowings      Borrowings
    Category 1
BB+ and Ba1 or higher          3.250%             2.000%

    Category 2
    BB and Ba2                 3.750%             2.500%

    Category 3
    BB- and Ba3                4.250%             3.000%

    Category 4
    B+ and Bl                  4.500%             3.250%

    Category 5
 B and B2; or lower            4.750%             3.500%

         For purposes of determining the Applicable Margin, with respect to the debt ratings criteria: (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (ii) if only one of Moody's or S&P shall have in effect a rating for Index Debt, the Company and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an agreement for the rating agency which shall not have a rating in effect, and in the absence of such agreement the Applicable Margin will be determined by reference to the available rating; (iii) except as expressly provided in the above table, if the ratings established by Moody's and S&P shall differ by (x) one Category, the Applicable Margin shall be determined by reference to the numerically higher Category, and (y) two or more Categories the Applicable Margin shall be determined by reference to the numerical Category which is one less than the numerically highest such Category (for example, if the rating from S&P is in Category 2 and the rating from Moody's is in Category 5, the Applicable Margin shall be determined by reference to Category 4); and (iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the payment in full of the Obligation and the cancellation of all commitments to lend hereunder, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency, and the Applicable Margin shall continue to be based upon the ratings Category in effect immediately prior to such event until such agreement on a substitute rating agency is reached.

         "Consolidated" refers to the consolidation of the accounts of any Person and its consolidated subsidiaries in accordance with generally accepted accounting principles.

         "Debt" means, in the case of any Person, the principal or equivalent amount of (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments,
(iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) payments necessary to exercise a purchase option with respect to the property used by such Person and encumbered by a Synthetic Lease with such Person as lessee, excluding any portion of such amount representing accrued interest, transfer taxes or other ancillary items,
(vi) obligations of such Person under any Financing Transaction, (vii) indebtedness (other than that described in clauses (i) through (iv), (viii), (ix) and (x) of this definition) incurred after July 31, 2002 of the Subsidiaries of such Person, and indebtedness (other than that described in clauses (i) through (iv), (viii), (ix) and (x) of this definition) incurred after July 31, 2002 of any other entity that has been created or utilized, directly or indirectly, for financing purposes of such Person or any of its Subsidiaries, (viii) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) of this definition, (ix) indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) of this definition secured by any Lien on or in respect of any property of such Person and (x) any Attributable Obligations of such Person; provided, however, that Debt shall not include (w) any obligations of the Company in respect of the FELINE PACS; (x) Non-Recourse Debt; (y) Performance Guaranties, (z) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided herein above, Synthetic Leases) that are, in accordance with generally accepted accounting principles, recorded as operating leases and (aa) guarantees by such Person of obligations of others which are not obligations described in clauses (i) through (x) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, "Debt" shall not include the Letters of Credit.

         "Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person plus all non-cash losses resulting from the write-down or disposition of the Trading Book over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles; provided, however, that for purposes of calculating Net Worth, total liabilities shall not include any obligations of the Borrower in respect of the FELINE PACS.

(b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions hereto in proper alphabetical order:

         "Acceptable Security Interest" in any property shall mean a Lien granted pursuant to a Credit Document (i) which exists in favor of the Collateral Agent for the benefit of itself, the Administrative Agent, the Banks and the "Administrative Agent", "Issuing Banks" and "Banks" as each such term is defined in the L/C Agreement, (ii) which is superior to all other Liens, except Permitted Liens, (iii) which secures the "Obligations" as defined in each of the Primary Credit Agreement and the L/C Agreement, and (iv) which is perfected and is enforceable by the Collateral Agent, for the benefit of itself and the "Administrative Agent", "Issuing Banks" and "Banks" as each such term is defined in each of the Primary Credit Agreement and the L/C Agreement, against all other Persons in preference to any rights of any such other Person therein; provided that such Lien may be subject to the "Agreed Exceptions" (as defined in the L/C Agreement).

         "Asset" or "property" (in each case, whether or not capitalized) means any right, title or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

         "Barrett Loan" means the loans made pursuant to the Barrett Loan Agreement.

         "Barrett Loan Agreement" means the Credit Agreement dated July 3 1, 2002, among the Company, RMT LLC, RMT, the Lenders party thereto from time to time, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent and as Administrative Agent.

         "Capital Lease" means a lease that in accordance with generally acceptable accounting principles must be reflected on a company's balance sheet as an asset and corresponding liability.

         "Cash Equivalents" means any of the following, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens other than Liens created under the L/C Collateral Documents and having a maturity of not greater than 270 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a "Bank" under each of the Primary Credit Agreement or the L/C Agreement or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $500,000,000, per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-l" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-l" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "Cash Flow" means, for any period, the Consolidated cash flow from operations of the Company and its Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that in determining such Consolidated cash flow from operations, there shall be excluded therefrom (to the extent otherwise included therein) (a) any positive cash flow from operations of any Person (including Project Financing Subsidiaries) subject to any restriction prohibiting the distribution of cash to the Company or any of its Subsidiaries, except and then only to the extent of the amount thereof that the Company or any of its Subsidiaries actually receives or has the right to receive (within the limits of such restrictions) during such period, (b) proceeds resulting from the sale, transfer or other disposition of any property by the Company or its Subsidiaries (other than sales, transfers and other dispositions in the ordinary course of business), (c) all other extraordinary items, (d) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes, (e) repayment of the WCG Synthetic Lease and (1) for the third Fiscal Quarter of 2002 only, margin and capital or adequate assurances relating to its refining and marketing and EMT.

         "Collateral" shall have the meaning specified in Section 1.1 of the L/C Agreement.

         "Collateral Agent" means Citicorp, USA, Inc. in its capacity as "Collateral Agent" pursuant to the L/C Collateral Documents and the LIC Agreement.

         "Credit Documents" means the Primary Credit Agreement, the L/C Agreement, the L/C Collateral Documents, the Letter of Credit Documents, each Letter of Credit, all documents, instruments, agreements, certificates and notices at any time executed and/or delivered to the "Agent," any "Issuing Bank," or any "Bank" (as such terms are defined in each of the Primary Credit Agreement and the L/C Agreement) in connection therewith.

         "EMT" means Williams Energy Marketing & Trading Company.

         "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

         "Financing Transaction" means, with respect to any Person, any individual or group of related Persons (i) prepaid forward sales of oil, gas, minerals or other Assets by such Person, (ii) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives or (iii) sales or transfers of Assets, the primary effect of which or an important purpose of which is to receive money or credit in advance coupled with an obligation to repay or perform in the future to effect repayment thereof, including any contract monetization or production payment. Notwithstanding the foregoing, the following transactions, if entered into in the ordinary course of business by the Company or any of its affiliates and otherwise permitted hereunder, shall be deemed not to be Financing Transactions: (a) sales or exchanges of property fully delivered within 90 days of receipt of the first payment by a counterparty therefor, (b) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives (including prepayment of forward sales of property by a counterparty of the Company or any of its affiliates to hedge against the credit risk of such counterparty, provided that the forward delivery obligation with respect to the property sold must be fully performed within 120 days), and
(c) "riskless" forward sales or exchanges of property whereby a third party guarantees the performance obligations of the Company or any of its affiliates to deliver such property without subrogation or other recourse against the Company or any of its affiliates by any party to the transaction. The term "contract monetization" as used in this definition means the acceleration of cash flows a contract party expects to receive from such contract pursuant to which the contract party retains a significant ongoing obligation to perform, but shall in any event exclude transactions commonly referred to as securitizations. The term "production payment" as used in this definition means a limited-term non-cost bearing right to receive produced hydrocarbons or the proceeds therefrom satisfiable in cash or in kind up to an aggregate defined amount of cash and/or hydrocarbons.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Guarantor" means, collectively, Williams Gas Pipeline Company, L.L.C., a Delaware limited liability company, and Williams Production Holdings L.L.C., a Delaware limited liability company.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging obligations.

         "Holdings Guaranty" means that certain guaranty executed by RMT LLC in substantially the form of Exhibit J to the L/C Agreement, as amended, supplemented or modified from time to time.

         "Hydrocarbons" means oil, gas, casinghead gas, condensate, distillate, and liquid hydrocarbons.

         "Interest Expense" means, for any period, the gross interest expense (determined in accordance with generally accepted accounting principles) of the Company and its Consolidated Subsidiaries accrued for such period, including that attributable to the capitalized amount of obligations owing under Capital Leases, all debt discount amortized in such period and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net of interest income (determined in accordance with generally accepted accounting principles) of the Company and its Consolidated Subsidiaries, but excluding such interest expense, debt discount, commissions, discounts and other fees and charges and interest income to the extent attributable to the Non-Recourse Debt of Project Financing Subsidiaries.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the Assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (viii) or (ix) of the definition of "Debt" in respect of such Person.

         "L/C Agreement" means that certain Credit Agreement as in effect on July 31, 2002 among the Company, as borrower, Citibank, N.A., as agent and as collateral agent, and the other agents, issuing banks and lenders party thereto.

         "L/C Collateral Documents" means the "Security Documents" as defined in the L/C Agreement.

         "Legacy L/C's" means those outstanding letters of credit as of July 31, 2002 as set forth on Schedule XV of the Primary Credit Agreement, to the extent such Letters of Credit have not been Cash Collateralized

         "Letter of Credit" has the meaning specified in Section 1.1 of the L/C Agreement.

         "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

         "LLC Guaranty" means, collectively, the agreements executed by the Guarantor in form and substance satisfactory to the Administrative Agent guarantying, unconditionally, the payment of the Obligation, as the same may be amended, modified or supplemented from time to time.

         "Major Subsidiary" means any Subsidiary of the Company with Assets having a book value of $1,000,000,000 or more.

         "MAPL" means Mid-America Pipeline Company, a Delaware corporation.

         "MAPL Asset Disposition" means the sale, transfer or other distribution of the Equity Interests in or Assets of MAPL.

         "Material Subsidiary" means (i) each Major Subsidiary and each other Subsidiary of the Company (other than a Project Financing Subsidiary) that itself (on an unconsolidated, stand alone basis) owns in excess of 5% of the book value of the Consolidated Assets of the Company and its Consolidated Subsidiaries, (ii) each of TGPL, TGT and NWP and (iii) each Subsidiary that owns any direct or indirect interest in TGPL, TGT and NWP.

         "Midstream Assets" means all Assets now owned or hereafter acquired by the Company or any of its Subsidiaries, which are either individually, or in conjunction with other Midstream Assets, necessary for the conduct of the Midstream Business by the Company and its Subsidiaries, including the Refineries in Alaska and Tennessee, except that "Midstream Assets" shall not include (a) the assets being part of either of the MAPL Asset Disposition or Seminole Asset Disposition unless the MAPL Disposition or Seminole Asset Disposition, as applicable, shall not have occurred on or prior to the date that is 60 days from July 31, 2002, and (b) any Assets of Williams GP LLC, Williams Energy Partners L.P. or any of their Subsidiaries.

         "Midstream Business" means the gathering, marketing, dehydrating, treating, processing, fractionating, refining, storing, selling and transporting of Hydrocarbons and Refined Hydrocarbons, and any business relating thereto.

         "Midstream Guaranty" means that certain guaranty executed by those certain guarantors in substantially the form of Exhibit H to the L/C Agreement, as amended, supplemented or modified from time to time.

         "Net Cash Proceeds" means, with respect to any sale, transfer or other disposition of any asset or the sale or issuance of any equity interests (including, without limitation, any capital contribution) by any Person, the gross cash proceeds received (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) by or on behalf of such Person in connection with such transaction net of only (a) reasonable transaction costs, including customary and reasonable brokerage commissions, underwriting fees and discounts, legal fees, fees paid to accountants and financial advisors, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt by the terms of the agreement or instrument governing such Debt (including, without limitation, the Barrett Loan Agreement), that is required to be repaid or cash collateralized in the case of letters of credit, upon such disposition, including any premium, make-whole or breakage amount related thereto, (d) payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale, and provided that such gross proceeds shall not include any portion of such gross cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments (including indemnification payments, tax expenses and purchase price adjustments, to the extent the Person delivers to the Administrative Agent a certificate signed by an Officer of such Person as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 120 days following the date of the respective TWC Asset Disposition; provided, further that such 120-day period shall be extended to the extent any amount of such proceeds is subject to a good faith dispute or claim), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by such Person shall constitute Net Cash Proceeds on such date received by such Person from such sale, lease, transfer or other disposition.

         "Non-Recourse Debt" means (i) any Debt incurred by any Project Financing Subsidiary to finance the acquisition (other than the acquisition from the Company or any Subsidiary of the Company that is not a Project Financing Subsidiary), improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for, a project listed on
Schedule VI to the L/C Agreement or any new project commenced or acquired after the date hereof, which Debt does not provide for recourse against the Company or any Subsidiary of the Company (other than a Project Financing Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Company or any Subsidiary of the Company (other than the property or assets of a Project Financing Subsidiary) and (ii) any refinancing of such Debt that does not increase the outstanding principal amount thereof at the time of the refinancing or increase the property subject to any Lien securing such Debt or otherwise add additional security or support for such Debt.

         "Performance Guaranty" means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Equity Interests in a Project Financing Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person of the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity contributions to the relevant Project Finance Subsidiary, or (c) performance by a Project Financing Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

         "Prairie Wolf Facility" means the financing provided in connection with that certain $611,788,868 Joint Venture Sponsor Agreement dated as of December 28, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Sponsor Agreement"), among the Company, as Sponsor, and Williams Field Services Company, in favor of Prairie Wolf Investors, Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons (as defined in the Sponsor Agreement) listed therein.

         "Prepayment Percentage" means the quotient of (i) the Principal Debt divided by (ii) the Related Credit Facility Debt (other than that arising under or related to the Prairie Wolf Facility).

         "Progeny Facilities" means the financing facilities specifically described on Schedule III hereto.

         "Project Financing Subsidiaries" means any non-material Subsidiary of the Company whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity so created, and substantially all the assets of which Subsidiary or Business Entity are limited to those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or to Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities, or to Debt or other obligations of the Company or its Subsidiaries or other Persons. For purposes of this definition, a "non-material Subsidiary" shall mean any Consolidated Subsidiary of the Company which, as of the date of the most recent Consolidated balance sheet of the Company delivered pursuant to Section 8.2(b) or 8.2(c), has total assets which account for less than five percent (5%) of the total Consolidated assets of the Company and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet; provided, that the aggregate assets of the non-material Subsidiaries shall not comprise more than ten percent (10%) of the total Consolidated assets of the Company and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet.

         "Refined Hydrocarbons" means all products refined, separated, fractionated, settled, and dehydrated from Hydrocarbons and all products derived therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuels, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

         "Refineries" means the equity interest in and assets owned by the Midstream Business of the Company which produces Refined Hydrocarbons and is owned collectively by the following Subsidiaries: Williams Express, Inc., a Delaware corporation, Williams Alaska Pipeline Company, LLC, a Delaware limited liability company, Williams Alaska Petroleum, Inc., an Alaska corporation, Williams Alaska Air Cargo Properties, LLC, an Alaska limited liability company, Williams Lynxs Alaska CargoPort, LLC, an Alaska limited liability company, Williams Express, Inc., an Alaska corporation, Williams Refining & Marketing, LLC, a Delaware limited liability company, Williams Olefins, LLC, a Delaware limited liability company, Williams Olefins Feedstock Pipelines, LLC, a Delaware limited liability company, Williams Memphis Terminal, Inc., a Delaware corporation, Williams Generating Memphis, LLC, a Delaware limited liability company.

         "Related Credit Facility Debt" means, without duplication, the aggregate amount of all commitments to lend, issue letters of credit or otherwise make loans, advances or other extensions of credit to the Company or any of its Affiliates under the Primary Credit Agreement (unless and until the outstanding "Commitments" thereunder have been reduced to $400,000,000) and the Progeny Facilities.

         "RMT" means Williams Production RMT Company.

         "RMT LLC' means Williams Production Holding LLC.

         "Seminole Asset Disposition" means the sale, transfer or other distribution of all or substantially all of the Equity Interests in or assets of Seminole.

         "Soda Ash" means Williams Soda Products Company and American Soda,
L.L.P.

         "Synthetic Lease" means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with generally accepted accounting principles and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which such Person is the lessor.

         "Trading Book" means, for any Person, all mark to market daily and forward traded transactions of such Person inclusive of structured portfolio transactions consisting primarily of tolling and full requirements transactions.

         "Travel Centers" means Williams TravelCenters, Inc.

         "TWC Asset Dispositions" has the meaning specified in Paragraph 1 herein.

         "TWC Preferred Stock" means the shares of preferred stock of the Company which may be perpetual preferred stock or mandatorily convertible into shares of common stock of the Company.

         "WCG Synthetic Lease" means that certain Amended and Restated Lease between State Street Bank and Trust Company of Connecticut, National Association, as Lessor and Williams Communications, Inc., as Lessee, dated as of September 2, 1998, as amended, which has been terminated and was fully repaid on March 29, 2002.

         "WCG Unwind Transaction" means a transaction in which (i) the Company's Sale Leaseback transaction with WCG and its Subsidiary, Williams Technology Center, LLC ("WTC") involving Williams Technology Center and two aircraft dated September 13, 2001 (the "WCG Sale Leaseback"), is terminated, (ii) in exchange for such termination, the Company receives a promissory note payable by the reorganized WCG, WTC and/or the other WCG Subsidiaries, as co-makers in an amount of $100,000,000 or less, and (iii) consideration from the Company and its Subsidiaries includes termination of the existing WCG Sale Leaseback, but does not include any cash payment by the Company or any of its Subsidiaries to WCG or WTC.

         2.2 Subsection 3.2(c) is hereby amended and restated to read in its entirety as follows:

         "(c) The Company shall make mandatory prepayments of the Principal Debt from time to time in an amount equal to the product of (A) fifty percent (50%) of the Net Cash Proceeds of any and all asset dispositions (other than the MAPL Disposition, the Seminole Asset Disposition, the sale of the Alaska Refinery, and the sale or other disposition (other than a redemption) of any Equity Interests of Williams Energy Partners, L.P. by Williams GP LLC, the general partner thereof) and one hundred percent (100%) of any issuances of TWC Preferred Stock after July 31, 2002, multiplied by (B) the Prepayment Percentage. Any and all amounts required to be prepaid under the preceding sentence shall be made within three days after such proceeds are received and shall be made together with (1) all accrued and unpaid interest on the principal amount so prepaid and (2) any Consequential Loss arising as a result thereof.

         2.3 Section 8.2(b) is hereby amended and restated in its entirety and replaced with the following:

                  "(b) as soon as available and in any event not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, (1) the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments and the lack of footnotes) by an authorized financial officer of the Company as having been prepared in accordance with generally accepted accounting principles; provided that, if any financial statement referred to in this Section 8.2(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, the Company shall not be obligated to furnish copies of such financial statement; and (2) a certificate of an authorized financial officer of the Company (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of

         Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Company proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of Section 8.6;"

         2.4 Section 8.2(c) is hereby amended and restated in its entirety and replaced with the following:

                  "(c)     as soon as available and in any event not later than
         105 days after the end of each Fiscal Year of the Company, (1) a copy of the annual audited report for such year for the Company and its Consolidated Subsidiaries, including therein Consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for such Fiscal Year, in each case prepared in accordance with generally accepted accounting principles and reported on by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Determining Lenders; provided that if any financial statement referred to in this Section 8.2(c) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, the Company shall not be obligated to furnish copies of such financial statement; and (2) a letter of such accounting firm to the Lenders (a) stating that, in the course of the regular audit of the business of the Company and its Consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (b) showing in detail the calculations supporting such statement in respect of Section
         8.6 (which letter may nevertheless be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines in effect from time to time)."

         2.5 Section 8.2(d) is hereby amended by deleting the words "material Subsidiaries" in the second line thereof and replacing them with "Material Subsidiaries."

         2.6 Section 8.2(e) is hereby amended by deleting the words "material Subsidiary" in the third line thereof and replacing them with "Material Subsidiaries."

         2.7 Section 8.2(f) is hereby amended and restated in its entirety and replaced with the following:

                  "(f)     as soon as possible and in any event within 30
         Business Days after the Company or any ERISA Affiliate of the Company knows or has reason to know (A) that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred that could have a material adverse effect on the Company or any Material Subsidiary of the Company or any ERISA Affiliate of the Company or (B) that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could have a material adverse effect on the Company or any Material Subsidiary of the Company or any ERISA Affiliate of the Company, a statement of the chief financial officer or chief accounting officer of the Company describing such Termination Event and the action, if any, which the Company or such Subsidiary or such ERISA Affiliate proposes to take with respect thereto."

         2.8 Section 8.2(l) is hereby amended by adding at the end thereof a new clause (1) to read as follows:

                  "(1)     promptly after any officer of the Company obtains
         knowledge thereof, notice of (A) any material violation of, noncompliance with, or remedial obligations under, any Environmental Protection Statute, and (B) any material release or threatened material release of Hazardous Substance or Hazardous Waste affecting any property owned, leased or operated by the Company or any Subsidiary of the Company that the Company or such Subsidiary is compelled by the requirements of any Environmental Protection Statute to report to any governmental agency, department, board or other instrumentality."

         2.9 Section 8.3 is hereby amended by deleting the words "material Subsidiary" commencing in the first line thereof and replacing them with "Material Subsidiary."

         2.10 Section 8.5 is hereby amended in its entirety and replaced with the following:

                  "8.5     Liens, Etc. The Company shall not create, assume,
         incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt, trade payable or other obligation or liability or any Person (other than obligations or liabilities that are (i) neither Debt nor trade payables, (ii) incurred, and are owed to trading counterparties, in the ordinary course of the Company or any of its Subsidiaries, and (iii) secured only by cash, short-term investments or a Letter of Credit); provided however, that notwithstanding the foregoing (1) the Company or any of its Subsidiaries may create, incur, assume or suffer to exist Permitted Liens, and (2) RMT and RMT LLC may create, incur, assume or suffer to exist any Lien created pursuant to the Barrett Loan Agreement or documents related thereto."

         2.11 Section 8.6 is hereby amended in its entirety and replaced with the following:

                  "8.6     Debt Interest Coverage. The Company shall not permit:
         (a) in the case of the Company, the ratio of (i) the aggregate amount of Consolidated Debt of the Company and its Consolidated Subsidiaries to (ii) the sum of the Consolidated Net Worth of the Company plus the aggregate amount of Consolidated Debt of the Company and its Consolidated Subsidiaries, to exceed at any time (x) on or before December 30, 2002, 0.70 to 1.00, (y) after December 30, 2002 and on or before March 30, 2003, 0.68 to 1.00, and (z) after March 30, 2003, 0.65 to 1.00; (b) in the case of each of TGPL, TGT and NWP, the ratio of (i) the aggregate amount of Consolidated Debt of such Subsidiary and its Subsidiaries on a Consolidated basis, to (ii) the sum of the Consolidated Net Worth of such Subsidiary plus the aggregate amount of Consolidated Debt of such Subsidiary and its Subsidiaries on a Consolidated basis, to exceed at any time 0.55 to 1.00.; and (c) for any period of four consecutive Fiscal Quarters, the ratio of (i) the sum of Cash Flow from operations of the Company plus Interest Expense of the Company to (ii) Interest Expense of the Company, to be less than
         1.5 to 1.0."

         2.12 Section 8. 7 hereby is amended and restated in its entirety and replaced with the following:

                  "8.7     Merger and Sale of Assets. The Company shall not
         merge or consolidate with or into any other Person, or sell, lease or otherwise transfer a material part of its assets, or permit any of its Major Subsidiaries to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer a material part of such Major Subsidiary's assets, except that this Section 8.17 shall not prohibit any sale or transfer permitted by Section 8.16 or any TWC Asset Disposition."

         2.13 Section 8.8 is hereby amended and restated in its entirety and replaced with the following:

                  "8.8     Agreements to Restrict Certain Transfers. The Company
         shall not enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or restriction on its ability or the ability of any of its Subsidiaries (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Company or to any of its Subsidiaries; or
         (ii) to make loans or advances to the Company or any Subsidiary thereof, except (1) encumbrances and restrictions on any Subsidiary that is not a Material Subsidiary, (2) those encumbrances and restrictions existing on July 31, 2002, (3) other customary encumbrances and restrictions now or hereafter existing of the Company or any Subsidiary thereof entered into in the ordinary course of business that are not more restrictive in any material respect than the encumbrances and restrictions with respect to the Company or its Subsidiaries existing on the date hereof, (4) encumbrances or restrictions on any Subsidiary that is obligated to pay Non-Recourse Debt arising in connection with such Non-Recourse Debt, (5) encumbrances and restrictions on Williams Energy Partners L.P. and (6) encumbrances and restrictions on any Subsidiary pursuant to the Barrett Loan Agreement."

         2.14 Section 8.9 is hereby amended and restated in its entirety and replaced with the following:

                  "8.9     Loans and Advances; Investments. The Company shall
         not make or permit to remain outstanding, or allow any of its Subsidiaries to make or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any obligations or debt or Equity Interests of, any WCG Subsidiary, except that the Company and its Subsidiaries may (i) permit to remain outstanding, and to replace or refinance, loans and advances and other financing arrangements to, or Equity Interest in, a WCG Subsidiary existing or owned (in the case of such Equity Interests) as of the date hereof and listed on Exhibit F hereto, but no such replacement or refinancing shall exceed the amount of such loans, advances or other amounts outstanding immediately prior to such replacement or refinancing, (ii) pursuant to the WCG Unwind Transaction, acquire and own the promissory note referred to in clause
         (ii) of the definition herein of WCG Unwind Transaction, and (iii) receive any distribution from WCG or any Subsidiary thereof in connection with the bankruptcy proceedings of WCG or any Subsidiary thereof. Except for those investments permitted in subsections (i),
         (ii), and (iii) above, the Company shall not, and the Company shall not permit any of its Subsidiaries to, acquire or otherwise invest in Equity Interests in, or make any loan or advance to, a WCG Subsidiary."

         2.15 Section 8.10 is hereby and restated in its entirety and replaced with the following:

                  "8.10    Maintenance of Ownership of Certain Subsidiaries.
         Except with respect to Williams Energy Partners L.P. and its Subsidiaries, the Company shall not sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any Equity Interests or any direct or indirect interest in any Equity Interests in itself, NWP, TGPL, TGT, or any of the Company's Material Subsidiaries; provided, however, that this Section 8.10 shall not prohibit (i) Permitted Liens, (ii) the sale or other disposition of the Equity Interests in any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary of the Company if, but only if, (x) there shall not exist or result a Default or Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving the Company or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of the Company to perform its obligations hereunder and any other Loan Documents and the Company shall continue to exist, (iii) any Subsidiary from selling or otherwise disposing of any direct or indirect Equity Interests in any Subsidiary (other than TPGL, TGT, or NWP) of the Company (iv) any TWC Asset Disposition, or (v) the sale or other disposition of the Equity Interests in any Subsidiary of RMT LLC required pursuant to, and in accordance with, the Barrett Loan Agreement; provided that, after giving effect to any such sale or other disposition of any Equity Interests owned directly or indirectly by a Major Subsidiary, such Subsidiary continues to be a Major Subsidiary. Nothing herein shall be construed to permit the Company or any of its Subsidiaries to purchase shares, any interest in shares or any ownership interest in a WCG Subsidiary except as permitted by Section 8.9."

         2.16 Section 8.12 is hereby amended by deleting the word "Subsidiary" in the third line thereof and replacing it with "Material Subsidiary."

         2.17 Section 8J3 is hereby amended and restated in its entirety and replaced with the following:

                  "8.13    Guarantees. After the date of the Amendment, the
         Company shall not enter into any agreement to guarantee or otherwise become contingently liable for, or permit any of its Subsidiaries to guarantee or otherwise become contingently liable for, Debt or any other obligation of any WCG Subsidiary or to otherwise assure a WCG Subsidiary, or any creditor of a WCG Subsidiary, against loss, except for any guarantees permitted by the L/C Agreement and the Holdings Guaranty."

         2.18 Section 8.14 is hereby amended and restated in its entirety and replaced with the following:

                  "8.14    Sale and Lease-Back Transactions. The Company shall
         not enter into, or permit any of its Subsidiaries to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto the Company would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by paragraph (y) of Schedule I."

         2.19 The following Sections are hereby added as Sections 8.16 through 8.21 as follows:

                  "8.16    Asset Disposition. The Company shall not sell, lease,
         transfer or otherwise dispose of, or permit any of their Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any property of the Company or any Material Subsidiary of the Company, except (i) sales of inventory in the ordinary course of business and on reasonable terms, (ii) sales of worn out or obsolete equipment in the ordinary course of business, if no Event of Default exists at the time of such sale, (iii) replacement of equipment in the ordinary course of business with other equipment at least as useful and beneficial to the Company or its Material Subsidiaries and their respective businesses as the equipment replaced if no Event of Default exists at the time of such replacement and an Acceptable Security Interest exists in such other equipment at the time of such replacement, (iv) sales of other immaterial Property (other than Equity Interests, Debt or other obligations of any Subsidiary) in the ordinary course of business and on reasonable terms, if no Event of Default exists at the time of such sale; provided that Property may not be sold pursuant to this clause
         (iv) if the aggregate fair market value of all Property sold pursuant to this clause (iv) exceeds $250,000 in any year, (v) sales of assets which are not Collateral for cash in arm's length transactions; (vi) sales or other dispositions of WPC or the Refineries, (vii) sales of MAPL and Seminole and (viii) sales or other dispositions of assets of Williams GP LLC or Williams Energy Partners L.P.; provided that (A) the proceeds from any disposition permitted pursuant to clauses (i) through (vii) shall be applied in accordance with the terms and conditions of this Agreement and (B) assets disposed of pursuant to clauses (i) through (v) shall not constitute a material part of the assets of TGPL, TGT or NWP. Notwithstanding anything in this Section 8.16 to the contrary, and for greater certainty, nothing in this Agreement shall prohibit (1) the transfer of Equity Interests of RMT from the Company to RMT LLC or (2) RMT LLC, RMT and their respective Subsidiaries from selling, leasing, transferring or otherwise disposing of any property of RMT LLC, RMT and their respective Subsidiaries required in accordance with the provisions of the Barrett Loan Agreement."

                  8.17 Restricted Payments. The Company shall not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Person thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Company or to issue or sell any Equity Interests therein, or make any prepayment with respect to any Debt (other than the Progeny Facilities or Debt of Williams Energy Partners L.P. and its Subsidiaries) or repurchase any Debt securities except as required by the terms thereof in effect on the date hereof, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (a) through (d) below or would result therefrom:

                           (a) the Company may (A) declare and pay cash dividends and distributions on its (1) 9 7/8% Cumulative Convertible Preferred Stock, (2) December 2000 Cumulative Convertible Preferred Stock and (3) March 2001 Mandatorily Convertible Single Reset Preferred Stock, (B) declare and pay cash dividends and distributions on TWC Preferred Stock issued on or after July 30, 2002 in form and substance satisfactory to the Administrative Agent and (C) in any Fiscal Quarter, declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made in any such Fiscal Quarter would be no greater than the sum of $6,250,000;

                           (b) any Subsidiaries of the Company may (A) declare and pay cash dividends to the Company and (B) declare and pay cash dividends to any other Guarantor under the L/C Agreement of which it is a Subsidiary;

                           (c) Williams Energy Partners L.P. may declare and pay cash distributions to its unitholders; provided that any such cash distribution shall comply with the partnership agreement governing Williams Energy Partners L.P.; and

                           (d) Apco Argentina, Inc. may declare and pay dividends in accordance with applicable laws and its governing documents.

                  8.18 Investment in Other Persons. The Company shall not make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except (i) equity Investments by the company and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in Subsidiaries engaged in businesses reasonably related to the businesses carried on by such Company and its Subsidiaries on the date hereof; (ii) loans and advances to employees in the ordinary course of the business of the company and its Subsidiaries as presently conducted; (iii) Investments of the company and its Subsidiaries in Cash Equivalents; (iv) Investments existing on the date hereof; (v) Investments by the company in Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; (vi) Investments consisting of intercompany debt; and (vii) other Investments in an aggregate amount invested not to exceed $50,000,000 annually; provided that with respect to Investments made under this clause (vii): (1) any newly acquired or organized Subsidiary of the company or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (3) the company or business acquired or invested in pursuant to this clause (vii) shall be in the same line of business as the business of the Company or any of its Subsidiaries.

                  8.19 Subsidiary Debt. The Company shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist Debt, other than (i) Debt incurred, assumed or suffered to exist by TGPL, TGT, NWP, and Williams Energy Partners L.P. and its Subsidiaries, (ii) Debt incurred, assumed or suffered to exist by Subsidiaries (other than those referred to in clause (i) and the Subsidiaries the stock of which is pledged under the Pledge Agreement (as defined in the L/C Agreement)) in an aggregate amount equal to $50,000,000, (iii) Debt in existence on the date hereof, (iv) Debt under the LLC Guaranty, the Midstream Guaranty and the Holdings Guaranty, (v) Debt of the Project Financing Subsidiaries, (vi) Debt under the Barrett Loan Agreement, and
         (vii) Debt consisting of intercompany debt so long as obligations of the debtors thereunder are subordinated to their obligations under the Loan Papers and are incurred in the ordinary course of the cash management systems of the Company and its Subsidiaries.

                  8.20 Compliance with Primary Credit Agreement. The Company and its Subsidiaries shall comply at all times with the terms and provisions of Articles V and VI of the Primary Credit Agreement as in effect as of July 3 1, 2002 (including, without limitation, as such Primary Credit Agreement shall have been amended pursuant to the Consent and Fourth Amendment dated as of July 31, 2002)."

                  8.21 Borrower Liquidity Reserve. The Company shall cause RMT to at all times maintain the Borrower Liquidity Reserve (as defined in the Barrett Loan Agreement).

         2.20     Schedule I is hereby amended in its entirety and replaced with
Schedule I set forth on Annex A attached hereto.

         2.21     The Term Loan Agreement is hereby amended by adding a new
Schedule III attached hereto as Annex B.

         2.22 Section 12 is amended by adding the following new Section 12.17, such section to appear in appropriate numerical order therein:

                  "12.17   Guaranty. As an inducement to the Administrative
         Agent and the Lenders to enter into this Agreement, Company shall cause the Guarantor to execute and deliver to the Administrative Agent the LLC Guaranty and the Holdings Guaranty, each providing for the guaranty of payment and performance of the Obligation."

Paragraph 3. Amendment Effective Date. This Amendment shall be binding upon all parties to the Loan Papers on the last day upon which the following has occurred:

                  (a) Counterparts of this Amendment shall have been executed and delivered to Administrative Agent by the Company, Administrative Agent, and the Determining Lenders or when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that all such parties have executed and are delivering to Administrative Agent counterparts thereof.

                  (b) Counterparts of the LLC Guaranty shall have been executed and delivered to the Administrative Agent by the Guarantor or when the Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that the Guarantor has executed and is delivering to the Administrative Agent counterparts thereof.

                  (c) The Administrative Agent shall have received from the Company and Guarantor a certificate dated as of the Amendment Effective Date (defined below) of its secretary, assistant secretary, manager or general partner as applicable (i) as to resolutions of its board of directors or managers or their equivalent authorizing the execution and performance of this Amendment and the LLC Guaranty, as applicable, (ii) the certificate or articles of incorporation, the bylaws, or the limited liability company agreement, as applicable, and (ii) if the officer executing this Amendment and the LLC Guaranty is not named in the incumbency certificate delivered at the time of execution of the Term Loan Agreement, as to the incumbency and signature of said officer.

                  (d) The Administrative Agent shall have received favorable opinions of William G. von Glahn, General Counsel of the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, as to the due authorization, execution and delivery of this Amendment.

                  (e) Evidence satisfactory to the Administrative Agent that the Company shall have received gross cash proceeds from the TWC Asset Dispositions, the Barrett Loan and the issuance of TWC Preferred Stock in the aggregate amount of no less than $2,100,000,000.

                  (f) The Company shall have entered into (i) the L/C Agreement, and (ii) a Consent and Fourth Amendment to the Primary Credit Agreement, each in form and substance satisfactory to Administrative Agent and the Determining Lenders, and all conditions precedent to the effectiveness thereof shall have been fully satisfied.

                  (g) The Administrative Agent shall have received such other assurances, certificates, documents and consents as the Administrative Agent may require.

Upon satisfaction of the foregoing conditions, this Amendment shall be deemed effective on and as of July 3 1, 2002 (the "Amendment Effective Date").

Paragraph 4. Representations and Warranties. As a material inducement to Lenders to execute and deliver this Amendment, the Company hereby represents and warrants to Lenders (with the knowledge and intent that Lenders are relying upon the same in entering into this Amendment) the following: (a) the representations and warranties in the Term Loan Agreement and in all other Loan Papers are true and correct on the date hereof in all material respects, as though made on the date hereof except to the extent such representations and warranties relate to an earlier date; and (b) no Default or Potential Default exists under the Loan Papers.

Paragraph 5. Miscellaneous.

         5.1 Effect on Loan Documents. The Term Loan Agreement and all related Loan Papers shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Amendment Effective Date, all references to the "Term Loan Agreement" shall be to the Term Loan Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any Rights of the Lenders under the Term Loan Agreement or any Loan Papers, nor constitute a waiver under the Term Loan Agreement or any other provision of the Loan Papers.

         5.2 Reference to Miscellaneous Provisions. This Amendment, the LLC Guaranty, and the other documents delivered pursuant to this Amendment are part of the Loan Papers referred to in the Term Loan Agreement, and the provisions relating to Loan Papers set forth in Section 12 are incorporated herein by reference the same as if set forth herein verbatim.

         5.3 Fees. The Company shall pay to each Lender that shall have approved this Amendment and shall have delivered to the Administrative Agent a duly executed counterpart hereof not later than 12:00 noon central standard time on July 31, 2002, a fee equal to the product of each such Lender's respective Committed Sum and the greater of (a) 0.10% or (b) the highest percentage paid to any lender as a fee (whether as an "amendment fee" or otherwise) for or relating to the execution and delivery of the waiver or amendment of any of the other Progeny Facilities entered into contemporaneously herewith.

         5.4 Costs and Expenses. The Company agrees to pay promptly the reasonable fees and expenses of counsel to Administrative Agent for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment.

         5.5 Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which constitute, collectively, one agreement; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that all parties execute the same counterpart so long as identical counterparts are executed by the Company, each Guarantor, each Determining Lender, and Administrative Agent.

         5.6 Undertaking; Post Closing Actions. The parties to this Amendment hereby agree and undertake to each use their best efforts and to act diligently and promptly in taking any action or step necessary to resolve or correct any error, omission, open item or general inconsistency or other discrepancy which may exist, or of which the parties hereto may hereafter become aware, herein, in any other Loan Paper, or any other Credit Document.

         5.7 THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         Executed as of the date first above written, but effective as of the Amendment Effective Date.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                             SIGNATURE PAGES FOLLOW]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

Address for notices
  One Williams Center, Suite 5000             THE WILLIAMS COMPANIES, INC.,
  Tulsa, Oklahoma 74172                       a Delaware corporation
Attn: Treasurer
Telephone No.: (918) 573-5551                 By:  /s/  James G. Ivey
Facsimile No.: (918) 573-2065                 Name: James G. Ivey
                                              Title: Treasurer

With a copy to:

One Williams Center, Suite 4100
Tulsa, Oklahoma 74172
Attn: Associate General Counsel
Telephone No.: (918) 573-2613
Facsimile No.: (918) 573-4503

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

Address for notices
One Williams Center, Suite 5000          WILLIAMS GAS PIPELINE COMPANY, L.L.C.
Tulsa, Oklahoma 74172
Attn: Treasurer                          By: /s/  James G. Ivey
Telephone No.: (918) 573-5551            Name: James G. Ivey
Facsimile No.: (918) 573-2065            Title: Asst. Treasurer

With a copy to:

One Williams Center, Suite 4100
Tulsa, Oklahoma 74172
Attn: Associate General Counsel
Telephone No.: (918) 573-2613
Facsimile No.: (918) 573-4503

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

Address for notices
One Williams Center, Suite 5000          WILLIAMS PRODUCTION HOLDINGS L.L.C.
Tulsa, Oklahoma 74172
Attn: Treasurer                          By: /s/  James G. Ivey
Telephone No.: (918) 573-5551            Name: James G. Ivey
Facsimile No.: (918) 573-2065            Title: Asst. Treasurer

With a copy to:

One Williams Center, Suite 4100
Tulsa, Oklahoma 74172
Attn: Associate General Counsel
Telephone No.: (918) 573-2613
Facsimile No.: (918) 573-4503

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

1301 Avenue of the Americas              CREDIT LYONNAIS NEW YORK BRANCH,
New York, New York 10019                 as Administrative Agent and as a Lender

                                         By: /s/ Bernard Waymuller
                                         Name: Bernard Waymuller
                                         Title: Senior Vice President

With a copy to:

1000 Louisiana Street, Suite 5360
Houston, Texas 77002
Attention: Mr. Robert LaRocque
Telephone No.: 713-753-8733
Facsimile No.: 713-751-0307

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

1230 Peachtree Street, Suite 3500        COMMERZBANK AG NEW YORK AND GRAND
Atlanta, Georgia 30309                   CAYMAN BRANCHES, as Syndication Agent,
Attn: Brian Campbell                     as a Lender and as a Designating Lender
Telephone: (404) 888-6518
Facsimile:  (404) 888-6539               By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

With a copy to:                          By: ___________________________________
                                         Name: _________________________________
Holland & Knight                         Title: ________________________________
1201 West Peachtree Street, Suite 2000
Atlanta, Georgia 30309
Attn: Ms. Sherie Holmes
Telephone: (404) 898-8197
Facsimile: (404) 881-0470

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

                                         FOUR WINDS FUNDING CORPORATION, as a
                                         Designated Lender
                                         By  Commerzbank Aktiengesellchaft, as
                                             Administrator and Attorney-in-Fact

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

1100 Louisiana Street, Suite 3000        THE BANK OF NOVA SCOTIA, as
Houston, Texas 77002                     Documentation Agent and as a Lender
Attn: Joe Latanzie
Telephone: (713) 759-3435                By: /s/ Nadine Bell
Facsimile: (713) 752-2425                Name: Nadine Bell
                                         Title: Senior Manager

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

1020 19th Street, NW, Suite 500          ABU DHABI INTERNATIONAL BANK INC., as a
Washington, DC 20036                     Lender
Attn: David Young
Telephone: (202) 842-7956                By: /s/ David J. Young
Facsimile: (202) 842-7955                Name: David J. Young
                                         Title: Vice President

                                         By: /s/ Nagy S. Kolta
                                         Name: Nagy S. Kolta
                                         Title: Executive Vice President

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

470 Park Avenue South                    BANK POLSKA KASA OFIEKI S.A., as a
32nd Street, 15th Floor                  Lender
New York, New York 10016
Attn: Hussein El-Tawil                   By: /s/  Hussein El-Tawil
Telephone: (212) 251-1245                Name:  Hussein El-Tawil
Facsimile: (212) 679-5910                Title: Vice President

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

Strong Capital Management                STRONG ADVANTAGE FUND, INC. as a
100 Heritage Reserve                     Lender
Attn: Joe Ford
Menomonee Falls, Wisconsin 53201         By: /s/ Gilbert L. Southwell, III
Telephone: (414) 973-5266                Name: Gilbert L. Southwell, III
Facsimile: (414) 973-5239                Title: Assistant Secretary

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

685 3rd. Ave. 29th Floor,                CHANG HWA COMMERCIAL BANK, LTD.,
New York, New York 10017                 NEW YORK BRANCH, as a Lender
Attn: Peter Lien
Telephone: (212) 651-9770                By:____________________________________
Facsimile: (212) 651-9785                Name: _________________________________
                                         Title:_________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

76 Madison Avenue, 12th Floor            FIRST COMMERCIAL BANK - NEW YORK
New York, New York 10016                 AGENCY, as a Lender
Attn: Max Kwok
Telephone: (212) 684-9248                By:____________________________________
Facsimile: (212) 684-9315                Name: _________________________________
                                         Title:_________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

380 Madison Avenue, 21St Floor           GULF INTERNATIONAL BANK, as a Lender
New York, New York 10017
Attn: Bill Shepard                       By:____________________________________
Telephone: (212) 922-2323                Name: _________________________________
Facsimile: (212) 922-2309                Title:_________________________________

                                         By:____________________________________
                                         Name: _________________________________
                                         Title:_________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

200 Madison Avenue, Suite 20007          IIUA NAN COMMERCIAL BANK, LTD., as a
New York, New York 10016                 Lender
Attn: Frank Tang
Telephone: (646) 435-1881                By:____________________________________
Facsimile: (212) 417-9341                Name: _________________________________
                                         Title:_________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

150 East 42nd Street, 29th Floor         BAYERISCIIIE EIYPO-TJND VEREINSBANK AG,
New York, New York 10017                 NEW YORK BRANCH, as a Lender
Attn: Steve Atwell
Telephone: (212) 672-5458                By: /s/  Steven Atwell
Facsimile: (212) 672-5530                Name: Steven Atwell
                                         Title: Director

                                         By: /s/  Shannon Batchman
                                         Name: Shannon Batchman
                                         Title: Director

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

245 Peachtree Center Avenue, Suite 2550 KBC BANK N.V., as a Lender Atlanta, Georgia 30303
Attn: Filip Ferrante                     By: /s/ Jean Pierre Diels
Telephone: (404) 584-5466                Name: Jean Pierre Diels
Facsimile: (404) 584-5465                Title:First Vice President

                                         By: /s/ Eric Raskin
                                         Name: Eric Raskin
                                         Title: Vice President

With a copy to:

125 West 55th Street
New York, New York 10019
Attn: Diane Grimmig
Telephone: (212) 541-0707
Facsimile: (212) 541-0784

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fourth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

Grosse Bleiche 54-56                     LANDESBANK RHEINLAND-PFALZ
Mainz, Germany 55098                     - GIROZENTRALE -
Attn: Wolf-Rudiger Stahl                 as a Lender
Telephone: (011) 49-61-31-132747
Facsimile: (011) 49-61-31-132599         By:  /s/ Wolf-Rudiger Stahl
                                         Name: Wolf-Rudiger Stahl
                                         Title: Senior Vice President

                                         By: /s/ Beatrix Eberz
                                         Name: Beatrix Eberz
                                         Title: Assistant Vice President

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

Ursulinenstrabe 2                        LANDESBANK SAAR GIROZENTRALE, as a
66111 Saarbrucken, Germany               Lender
Attn: Rolf Buchholz
Telephone: (011)49-681-383-1304          By:  /s/ Ulrich Hildebrandt
Facsimile: (011) 49-681-383-1208         Name: Ulrich Hildebrandt
                                         Title: Senior Vice President

                                         By: /s/ Reiner Montag
                                         Name: Reiner Montag
                                         Title: Senior Vice President

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

Martensdamm 6                            LANDESBANK SCULES WIG-HOLSTEIN
Kiel, Germany 24103                      GIROZENTRALE, as a Lender
Attn: Kerstin Spaeter
Telephone: (011) 49-431-900-2765         By:  __________________________________
Facsimile: (011) 49-431-900-1794         Name: _________________________________
                                         Title:_________________________________

                                         By:____________________________________
                                         Name: _________________________________
                                         Title:_________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

811 Wilshire Boulevard, Suite 1900       LAND BANK OF TAIWAN, LOS ANGELES
Los Angeles, California 90017            BRANCH, as a Lender
Attn: Jonathan Kuo
Telephone: (213) 532-3789                By:____________________________________
Facsimile: (213) 532-3766                Name: _________________________________
                                         Title:_________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

2250 East 73rd Street, Suite 200         LOCAL OKLAHOMA BANK, N.A., as a Lender
Tulsa, Oklahoma 74136
Attn: Elisabeth Blue                     By /s/ Elisabeth F. Blue
Telephone: (918) 497-2422                Name: Elisabeth F. Blue
Facsimile: (918) 497-2497                Title: Senior Vice President

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

299 Park Avenue, 17th Floor              NATIONAL BANK OF KUWAIT, S.A.K., GRAND
New York; New York 10171                 CAYMAN BRANCH, as a Lender
Attn: Wendy Wanninger
Telephone: (212) 303-9807                By: /s/ Robert J. McNeill
Facsimile: (212) 888-2958                Name: Robert J. McNeill
                                         Title: Executive Manager

                                         By: /s/ Athansasia Stephanides
                                         Name: Athanasia Stephanides
                                         Title: Executive Manager

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

1200 Smith Street, Suite 3100            BNP PARIBAS, as a Lender
Houston, Texas 77002
Attn: Mark Cox                           By: /s/ Barton D. Schouest
Telephone: (713) 982-1152                Name: Barton D. Schouest
Facsimile: (713) 859-6915                Title: Managing Director

With a copy to:                          By: /s/ Greg Smothers
                                         Name: Greg Smothers
1200 Smith Street, Suite 3100            Title Vice President
Houston, Texas 77002
Attn:     David Dodd
Telephone:   (713) 982-1156
Facsimile:   (713) 859-6915

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

135 Bishopsgate                          THE ROYAL BANK OF SCOTLAND plc, as a
London, England EC2M 3UR                 Lender
Attn: Jane Woodley
Telephone: (011) 44-207-375-5724         By:____________________________________
Facsimile: (011) 44-207-375-5919         Name: _________________________________
                                         Title:_________________________________

With a copy to:

JP Morgan Chase Towers
600 Travis, Suite 6070
Houston, Texas 77002
Attn: Adam Pettifer
Telephone: (713) 221-2416
Facsimile: (713) 221-2430

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

277 Park Avenue, 6th Floor               SUMITOMO MITSUI BANKNG
New York, New York 10172                 CORPORATION, as a Lender
Attn: Kenneth Austin
Telephone: (212) 224-4043                By: /s/ John C. Kissinger
Facsimile: (212) 224-4384                Name: John C. Kissinger
                                         Tit1e: General Manager

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

1221 McKinney Street, Suite 4100        MIZUHO CORPORATE BANK, LTD. as a
Houston, TX 77010                       Lender
Attn: Jacques Azagury
Telephone: (713) 650-7845               By: /s/ Jacques Azagury
Facsimile: (713) 759-0717               Name: Jacques Azagury
                                        Title: Senior Vice President and Manager

With a copy to:

1221 McKinney Street, Suite 4100
Houston, TX 77010
Attn: Scott Chappell
Telephone: (713) 650-7828
Facsimile: (713) 759-0717

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

         Signature Page to that certain Fifth Amendment to Term Loan Agreement dated effective as of July 31, 2002, among The Williams Companies, Inc., as the Company, the Guarantor named therein, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, and certain Lenders named therein.

55 East 52nd Street                      UFJ BANK LIMITED, as a Lender
New York, New York 10055
Attn: Ryoichi Konishi                    By:____________________________________
Telephone: (212) 339-6172                Name: _________________________________
Facsimile: (212) 754-2360                Title:_________________________________

                       [SIGNATURE PAGE TO FIFTH AMENDMENT
                             TO TERM LOAN AGREEMENT]

                                     ANNEX A

                                   Schedule I

                                 PERMITTED LIENS

(a)      (i)      Any Lien existing on any property at the time of the
acquisition thereof and not created in contemplation of such acquisition by the Company or any of its Subsidiaries, whether or not assumed by the Company or any of its Subsidiaries, (ii) purchase money, construction or analogous Liens securing obligations incurred in connection with or financing the direct or indirect costs of or relating to the acquisition, construction (including design, engineering, installation, testing and other related activities), development (including drilling), improvement, repair or replacement of property (including such Liens securing Debt or other obligations incurred in connection with the foregoing or within 30 days of the later of (x) the date on which such Property was acquired or construction, development, improvement, repair or replacement thereof was complete or (y) if applicable, the final "in service" date for commencement of full operations of such property), provided that all such Liens attach only to the property acquired, constructed, developed, improved or repaired or constituting replacement property, and the principal amount of the Debt or other obligations secured by such Lien, together with the principal amount of all other Debt secured by a Lien on such property, shall not exceed the gross acquisition, construction, replacement and other costs specified above of or for the property, (iii) Liens on receivables created pursuant to a sale, securitization or monetization of such receivables, and Liens on rights of the Company or any Subsidiary related to such receivables which are transferred to the purchaser of such receivables in connection with such sale, securitization or monetization; provided that the Liens secure only the obligations of the Company or any of its Subsidiaries in connection with such sale, securitization or monetization, (iv) Liens created by or reserved in any operating lease (whether for real or personal property) entered into in the ordinary course of business (excluding Synthetic Leases) provided that the Liens created thereby (1) attach only to the Property leased to the Company or one of its Subsidiaries, pursuant to such operating lease and (2) secure only the obligations under such lease and supporting documents that do not create obligations other than with respect to the leased property (including for rent and for compliance with the terms of the lease), (v) Liens on property subject to a Capital Lease created by such Capital Lease and securing only obligations under such Capital Lease and supporting documents that do not create obligations other than with respect to the leased property, (vi) any interest or title of a lessor in the property subject to any Capital Lease, Synthetic Lease or operating lease, (vii) Liens in the form of filed Uniform Commercial Code or personal property security statements (or similar filings outside Canada and the United States) to perfect any Permitted Lien, and (viii) Liens on up to four aircraft owned or leased by any Company or any Subsidiary of any the Company.

(b) Any Lien existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Company or any Subsidiary thereof and not created in contemplation thereof.

(c) Mechanics', materialmen's, workmen's, warehousemen's, carrier's, landlord's or other similar Liens arising in the ordinary course of business securing amounts incurred in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(d) Liens arising by reason of pledges, deposits or other security to secure payment of workmen's compensation insurance or unemployment insurance, pension plans or systems and other types of social security, and good faith deposits or other security to secure tenders or leases of property or bids, in each

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case to secure obligations of the Company or any of its Subsidiaries under such insurance, tender, lease, bid or contract, as the case may be; provided, however, that the only Liens permitted by this paragraph (d) shall be Liens incurred in the ordinary course of business that do not secure any Debt or accounts payable (other than accounts payable to the counterparties or obligees applicable to the foregoing).

(e) Liens on deposits or other security given to secure public or statutory obligations, or to secure or in lieu of surety bonds (other than appeal bonds) and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of the Company or any of its Subsidiaries arising in the ordinary course of business; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph
(e) shall not exceed 10% of Consolidated Tangible Net Worth of the Company.

(f) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by the Company or any of its Subsidiaries of any business or the exercise by the Company or any of its Subsidiaries of any privilege or license, (ii) to enable the Company or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to the Company or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

(g) Liens incurred in the ordinary course of business upon rights-of-way securing obligations (other than Debt and trade payables) of the Company or any of its Subsidiaries.

(h) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(i) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

(j) The Lien of taxes, customs duties or other governmental charges or assessments that are not at the time determined (or, if determined, are not at the time delinquent), or that are delinquent but the validity of which is being contested in good faith by the Company or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Company or the relevant Subsidiary of any Company, as the case may be.

(k) The Lien reserved in (i) leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real or personal property leasehold estates or (ii) leases and sub-leases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole.

(l) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

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(m)      Easements, exceptions or reservations in any property of the Company or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, equipment, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, or in favor of governmental authorities or public utilities, in each case above which do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary.

(n) Rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary.

(o) Any obligations or duties, affecting the property of the Company or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

(p) The Liens of any judgments in an aggregate amount for the Company and all of its Subsidiaries (i) not in excess of $8,500,000, the execution of which has not been stayed and (ii) not in excess of $40,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary, by a stay or appeal bond or other security of similar effect and stay or appeal bonds in respect of the judgments permitted in clause (ii).

(q)      Zoning laws and ordinances.

(r) Liens existing on July 1, 2002, that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002.

(s) Liens existing on July 1, 2002 (i) that cover only immaterial assets and (ii) that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002.

(t) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements; provided that (i) such Liens do not secure Debt or accounts payable (other than obligations under such lease or agreement, as the case may be) and (ii) such leases and agreements are entered into in the ordinary course of business.

(u) Liens arising in the ordinary course of business out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, participation, joint venture, joint operating, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases, sub-leases or rental agreements, royalty interests, overriding royalty interests, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person (each such order, agreement or contract being a "Subject Document"), provided that and to the extent that (i) such Subject Documents are entered into the ordinary course of business and contain terms customary for such documents in the industry, (ii) such permitted Liens shall not include any security interests in

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

accounts receivable or other receivables and do not secure Debt or accounts payable (other than accounts payable arising under the particular Subject Document that creates the Lien), and (iii) such Subject Documents do not create nor do such Liens secure Financing Transactions.

(v) Liens arising by law under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas.

(w) Liens arising pursuant to the L/C Collateral Documents which secure the obligations of the Company and its Subsidiaries under the Primary Credit Agreement and the L/C Agreement and certain public debt of the Company.

(x) Liens in existence prior to the date hereof in the nature of a right of offset or netting of cash amounts owed arising in the ordinary course of business (and Liens on the trading receivables owed by any trading counterparty and/or affiliate thereof to the Company or any affiliate thereof granted by the Company or any such affiliate thereof under agreements commonly in use in the industry of the Company or such affiliate, but solely to secure the offset or netting rights of such trading counterparty and/or affiliates thereof to the payment of such trading receivables arising from and to the extent of the trading obligations of the Company or any affiliate thereof to such trading counterparty or its affiliates).

(y) Any Lien not permitted by paragraphs (a) through (x) above or (z) through (ii) below securing Debt of the Company or any of its Subsidiaries if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate (without duplication) of the principal or equivalent amount of all Debt of the Company and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (x) above or (z) through (ii) below plus the amount of Attributable Obligations (other than those relating to Liens described in clause (a) (viii) ) of the Company and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 8.14 does not exceed $100,000,000.

(z) To the extent applicable, any overriding royalties or other rights of Pacific Northwest Pipeline Corporation, a Delaware corporation ("Pacific") and Phillips Petroleum Company ("Phillips") or their respective successors in interest under a contract dated January 9, 1953, as amended, between Phillips and Pacific, to which the Company is successor in interest; and the obligations of the Company to surrender, transfer, release or reassign the leases or interests or rights to which said instruments relate under the conditions and upon the occurrence of the events specified in said instruments.

(aa) Any option or other agreement to purchase any property of any Company or any Subsidiary the purchase, sale or other disposition of which is not prohibited by any other provision of this Agreement.

(bb) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof.

(cc) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted to be subject to Liens under this Agreement but subject to the same restrictions and limitations herein set forth as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure).

(dd) Liens on the Property of a Project Finance Subsidiary or the Equity Interests in such Project Finance Subsidiary securing the Non-Recourse Debt of such Project Finance Subsidiary.

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

(ee) Liens on cash and short-term investments incurred in the ordinary course of business, consistent with past practice and not for the purpose of securing Debt (i) deposited by the Company or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Company or any of its Subsidiaries, in the case of each of clauses (i) and (ii) above, to secure its obligations with respect to (x) contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or (y) interest rate or currency rate management contracts.

(ff) Liens securing Debt of Williams Energy Partners LP and/or its Subsidiaries; provided that such Liens shall only apply to assets owned directly by Williams Energy Partners LP and/or its Subsidiaries.

(gg)     Liens securing the Barrett Loan.

(hh) Liens securing Permitted Refinancing Debt (as defined below) (and related obligations) covering the substantially the same collateral) securing (immediately prior to such refinancing) the Debt Refinanced (as defined below) by such Permitted Refinancing Debt; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Debt Refinanced (plus the amount of penalties, premiums (including required premiums and the amount of any premiums reasonably determined by any Company being in its best economic interest and as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated repurchase), fees, accrued interest and reasonable expenses and other obligations incurred in connection therewith) at the time of refinancing; and (ii) such Debt is incurred either by the Company or by such Subsidiary that is the obligor of the Debt being Refinanced. "Permitted Refinancing Debt" means any Debt (other than Debt referred to clause
(gg) above) of any Company or any of its Subsidiaries issued to Refinance other Debt of the Company or any such Subsidiaries. "Refinance" means, in respect of any Debt (other than Debt referred to clause (gg) above), to refinance, extend, renew, refund, repay, prepay, replace, acquire, redeem, defease or retire, or to issue other Debt in exchange or replacement, directly or indirectly for, such Debt in whole or in part.

(ii) Liens extending, renewing or replacing any of the foregoing Liens (other than Liens referred to in clause (gg) above), provided that the principal amount of the Debt or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover any additional Debt, obligations or property, other than like obligations of no greater principal amount and the substitution of like property (or specific categories of property of the same grantor to the extent the terms of the Lien being extended, renewed or replaced, extended to or covered such categories of property) of no greater value.

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

                                     ANNEX B

                                  Schedule III

                               PROGENY FACILITIES

$200,000,000 Parent Support Agreement dated as of December 23, 1998, made by The Williams Companies, Inc. in favor of Castle Associates L. P. and Colchester LLC and the other Indemnified Persons listed therein, as amended.

Amended and Restated Guarantee dated as of July 25, 2000, issued by The Williams Companies, Inc. for the benefit of The Commonwealth Plan, Inc. and CBL Capital Corporation, as amended. WFS-Pipeline Company, as lessee and Commonwealth, as lessor entered into a Lease Agreement dated as of December 29, 1995. WFS-Offshore Gathering Company, as lessee, and CBL, as lessor, entered into a Lease Agreement dated December 29, 1995, as amended and restated.

$400,000,000 Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

$192,570,931 aggregate Amended and Restated Participation Agreements (2 separate leases) dated as of January 28, 2002, among Williams Oil Gathering, L.L.C. and Williams Field Services -- Gulf Coast Company, L.P., as Lessees, Williams Field Services Company, as Construction Agent, The Williams Companies, Inc., as Guarantor, First Security Bank, N.A. as Certificate Trustee, Wells Fargo Bank Nevada, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent and Administrator, and financial institutions named therein as Certificate Holders, as amended.

$200,000,000 Term Loan Agreement dated as of January 29, 1999, among The Williams Companies, Inc., as Borrower, and The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

$611,788,868 Joint Venture Sponsor Agreement dated as of December 28, 2000, among he Williams Company, Inc., as Sponsor, and Williams Field Services Company, in favor of Prairie Wolf Investors, Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended.

Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly Nationsbank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended.

$127,000,000 Master Agreement dated as of March 6, 2000, among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc., as Lessee, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, and the Lenders named therein, as amended.

$100,000,000 PPH Sponsor Agreement dated as of December 31, 2001, by The Williams Companies, Inc., as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC, and other Indemnified Persons listed in the agreement, as amended.

Legacy L/C's

                                        1

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All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with any of the foregoing.

                                        2